Brilliant Earth Reports Outstanding Fourth Quarter and Fiscal Year 2021 Results
Delivered 51.0% Net Sales Growth for Fiscal Year 2021
Generated Net Income of $26.3 million and Adjusted EBITDA of $50.5 million for Fiscal Year 2021
Generated Q4 GAAP Diluted EPS of $0.09 and Adjusted Diluted EPS of $0.11
Introduces Fiscal 2022 Outlook

SAN FRANCISCO, Calif. – March 16, 2022 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three and twelve months ended December 31, 2021.
Fourth Quarter and Fiscal Year 2021 Highlights (quarterly and annual periods ended December 31, 2021):
•Net sales were $121.9 million and $380.2 million for the fourth quarter and fiscal year, respectively.
•Net sales increased by 37.6% and 51.0% for the fourth quarter and fiscal year, respectively, exceeding guidance, with strong omnichannel performance across the Company's products.
•Gross margin expanded by 407 basis points to 51.1% and rose 470 basis points to 49.3% for the fourth quarter and fiscal year, respectively, driven by continued strong brand resonance and performance of the Company's price optimization engine.
•Generated record profitability:
◦Net income was $11.4 million and $26.3 million for the fourth quarter and fiscal year, respectively; and
◦Adjusted EBITDA was $15.9 million and $50.5 million for the fourth quarter and fiscal year, respectively, exceeding guidance.
•Continued omnichannel leadership: During the year, Brilliant Earth substantially expanded its retail presence with the opening of six showrooms in Seattle, Portland, Austin, Dallas, New York and Scottsdale to end the year with 15 locations. The Company further grew its digital experience including introducing industry-leading tools to provide photorealistic visualization of its products.
•Introduced compelling new product collection releases: Introducing numerous uniquely designed, trend-leading products including the aspirational Solstice collection and an expanded fine jewelry assortment.
•Advanced ESG goals with significant achievements including the release of the Company’s inaugural Sustainability Report "A Brilliant Future" issued today, and completion of an audit of recycled gold and silver content in its jewelry.

Beth Gerstein, Brilliant Earth’s Co-Founder and CEO, commented, “We are very pleased to report better-than-expected fourth quarter results, representing an excellent finish to an exceptional year of growth at Brilliant Earth. The fourth quarter saw strength across all key operating metrics including record setting sales, expansion in gross margin and strong profitability. We believe our performance reflects the continued resonance and growing embrace of our brand with millennial and Gen-Z consumers and reinforces that Brilliant Earth is a global leader in jewelry. Our omnichannel experience, digitally native technology platform, distinctive designs, mission-driven ethos supported by a capital-efficient negative working capital model and obsessive customer focus provide us with a powerful combination to deliver sustained profitable growth. I would like to thank our entire team for contributing to our strong performance and expect fiscal 2022 to represent another year of significant accomplishments toward our goals.”
Fourth Quarter 2021 Financial Highlights (three months ended December 31, 2021)
•Net sales increased 37.6% to $121.9 million compared to $88.6 million in the fourth quarter of 2020, with strength across the Company’s products leading to a 41.6% increase in Total Orders.
•Gross profit was $62.3 million, or a 51.1% gross profit margin, compared to $41.7 million, or a 47.0% gross profit margin in the fourth quarter of 2020.

•Net income was $11.4 million, compared to net income of $13.4 million in the fourth quarter of fiscal 2020.
•Adjusted net income was $10.9 million (3).
•Adjusted EBITDA was $15.9 million, compared to $15.0 million in the fourth quarter of 2020 (3).

Fourth Quarter Results

	Q4 2021		Q4 2020	% Change
Total Orders	39,475		27,886	41.6%
AOV	$3,088		$3,178	(2.8)%
($ in millions, except per share amounts)
Net Sales	$121.9		$88.6	37.6%
Net income allocable to Brilliant Earth Group, Inc. (1)	$1.5	$	nm*	nm*
Net income, as reported	$11.4		$13.4	(14.6)%
Net income margin	9.4%		15.1%
Adjusted net income (3)	$10.9	$	nc*	nc*
GAAP Diluted EPS (2)	$0.09	$	nm*	nm*
Adjusted Diluted EPS (3)	$0.11	$	nc*	nc*
Adjusted EBITDA (3)	$15.9		$15.0	6.2%
Adjusted EBITDA margin (3)	13.1%		16.9%
*nc = not calculated; nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the fourth quarter of 2021
(2)    Represents GAAP Diluted EPS for the period of October 1 to December 31, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures
Fiscal Year 2021 Highlights (period ended December 31, 2021)
•Net sales increased 51.0% to $380.2 million compared to $251.8 million in the 2020 fiscal year, with strength across the Company’s product lines leading to a 48.0% increase in Total Orders and a 2.0% increase in AOV.
•Gross profit of $187.4 million, or a 49.3% gross profit margin, compared to $112.3 million, or a 44.6% gross profit margin, in the 2020 fiscal year.
•Net income totaled $26.3 million, compared to $21.6 million in the 2020 fiscal year.
•Adjusted net income was $31.9 million (3).
•Adjusted EBITDA was $50.5 million, compared to $27.5 million of Adjusted EBITDA in the 2020 fiscal year (3).

Fiscal Year 2021 Results

	FY 2021		FY 2020	% Change
Total Orders	118,208		79,890	48.0%
AOV	$3,216		$3,152	2.0%
($ in millions, except per share amounts)
Net Sales	$380.2		$251.8	51.0%
Net income allocable to Brilliant Earth Group, Inc. (1)	$1.5	$	nm*	nm*
Net income, as reported	$26.3		$21.6	21.7%
Net income margin	6.9%		8.6%
Adjusted net income (3)	$31.9	$	nc*	nc*
GAAP Diluted EPS (2)	$0.10	$	nm*	nm*
Adjusted Diluted EPS (3)	$0.33	$	nc*	nc*
Adjusted EBITDA (3)	$50.5		$27.5	83.4%
Adjusted EBITDA margin (3)	13.3%		10.9%
*nc = not calculated; nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. for the period of September 23 to December 31, 2021
(2)    Represents GAAP Diluted EPS for the period of September 23 to December 31, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

First Quarter 2022 Outlook

Net sales	$96 million - $98 million
Adjusted EBITDA	$7.0 million - $7.5 million
Fiscal 2022 Outlook

Net sales	$485 million - $500 million
Adjusted EBITDA	$51 million - $55 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss fourth quarter and fiscal year 2021 results today, March 16, 2022, at 5:00 p.m. ET. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. Those interested in participating in the conference call are invited to dial (888) 708-0131 (participant passcode 6973407). International callers may dial (929) 517-9008. A replay of the webcast will remain available on the website for 90 days.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 15 showrooms and has served customers in over 50 countries worldwide.
Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this report may be forward-looking statements. Forward-looking statements in this press release include but are not limited to our future results of operations and financial position, business strategy, plans and objectives of management for future operations, including, but not limited to, other statements regarding expected growth, future capital expenditures, and debt service obligations. In some cases, you can identify forward-looking statements by words such as "anticipate," "believe," "contemplates," "continue," "could," "estimate," "expect," "intend," "may," "plan," “potential,” "predicts," "project," "seek," "should," "targets," "will, " or "would," or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals supply shortages; the Company’s ability to maintain a low cost of production and distribution; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters may affect consumer purchases; the COVID-19 pandemic has had, and may in the future continue to have, a material adverse impact on the Company’s business; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company's ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2021. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Years ended December 31,
	2021	2020	2019
Net sales	$380,189	$251,820	$201,343
Cost of sales	192,768	139,518	116,421
Gross profit	187,421	112,302	84,922
Operating expenses:
Selling, general and administrative	147,291	85,710	90,317
Income from operations	40,130	26,592	(5,395)
Interest expense	(7,589)	(4,942)	(2,257)
Other expense, net	(6,601)	(74)	(126)
Income (loss) before tax	25,940	21,576	(7,778)
Income tax benefit	316	—	—
Net income (loss)	26,256	$21,576	$(7,778)
Net income allocable to non-controlling interest	24,728
Net income allocable to Brilliant Earth Group, Inc.	$1,528

	Period from September 23, 2021 to December 31, 2021
Earnings per share:
Basic	$0.16
Diluted	$0.10
Weighted average shares of common stock outstanding:
Basic	9,590,443
Diluted	96,741,421

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$172,865	$66,269
Restricted cash	205	205
Inventories, net	24,743	13,559
Prepaid expenses and other current assets	8,178	2,939
Total current assets	205,991	82,972
Property and equipment, net	6,732	1,986
Deferred tax assets	4,407	—
Other assets	601	258
Total assets	$217,731	$85,216

Liabilities, redeemable convertible preferred units, and stockholders' equity/members' (deficit)
Current liabilities:
Accounts payable	$14,480	$10,815
Accrued expenses and other current liabilities	28,756	17,118
Current portion of deferred revenue	18,818	10,775
Current portion of long-term debt	30,789	—
Total current liabilities	92,843	38,708

Long-term debt, net of debt issuance costs	32,789	62,211
Deferred rent	2,507	662
Payable pursuant to the Tax Receivable Agreement	3,775	—
Other long-term liabilities	2,979	2,703
Total liabilities	134,893	104,284

Redeemable convertible preferred units (Class P Units) - 33,162,444 units authorized, 32,435,595 units issued and outstanding at December 31, 2020	—	66,327

Members' deficit - Class F Units - 50,954,445 units authorized, 50,232,863 units issued and outstanding at December 31, 2020; and Class M Units - 4,638,881 units authorized, 2,537,791 units issued and outstanding at December 31, 2020	—	(85,395)

Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized at December 31, 2021, none issued and outstanding at December 31, 2021	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 9,614,523 shares issued and outstanding as of December 31, 2021	1	—
Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,658,013 shares issued and outstanding as of December 31, 2021	4	—
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,505,250 shares issued and outstanding as of December 31, 2021	5	—

Class D common stock, $0.0001 par value - 150,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	6,865	—
Retained earnings	1,528	—
Equity attributable to Brilliant Earth Group, Inc.	8,403	—
NCI attributable to Brilliant Earth, LLC	74,435	—
Total stockholders’ equity/members’ (deficit)	82,838	(85,395)
Total liabilities, redeemable convertible preferred units, and stockholders’ equity/members’ (deficit)	$217,731	$85,216

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Net income, as reported	$11,409	$13,353	$26,256	$21,576
Interest expense	1,803	1,335	7,589	4,942
Income tax benefit	(339)	—	(316)	—
Depreciation expense	324	157	860	646
Showroom pre-opening expense	575	127	2,773	242
Equity-based compensation expense	1,923	25	2,795	46
Other expense, net (1)	83	(1)	6,601	74
Transaction costs and other expense (2)	150	—	3,926	—
Adjusted EBITDA	$15,928	$14,996	$50,484	$27,526
Net income margin	9.4%	15.1%	6.9%	8.6%
Adjusted EBITDA margin	13.1%	16.9%	13.3%	10.9%
(1)Other expense, net for the year ended December 31, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value. Additionally, these expenses for all periods presented include losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income.
(2)These expenses are those that we did not incur in the normal course of business. They include expenses related to professional fees in connection with the evaluation and preparation for operations as a public company, a charitable donation, and one-time costs associated with the opening of a new operations facility.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended December 31,	Year ended December 31,
	2021	2021
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$1,462	$1,528
Net income impact from assumed redemption of all LLC Units to common stock (2)	9,947	24,728
Net income, as reported	11,409	26,256
Income tax expense associated with conversion at 25.7% (3)	(2,556)	(6,355)
Tax effected net income after assumed conversion	8,853	19,901
Equity-based compensation expense	1,923	2,795
Showroom pre-opening expense	575	2,773
Other expense, net (4)	83	6,601
Transaction costs and other expense (5)	150	3,926
Tax impact of adjustments	(702)	(4,136)
Adjusted Net income	$10,882	$31,860
Diluted weighted average of common stock assumed outstanding (6)	96,787,433	96,741,421
Diluted earnings per share:
As reported	$0.09	$0.10
As adjusted	$0.11	$0.33
(1)This non-GAAP measure is not applicable to 2020, as the reorganization transaction did not occur until 2021. The reported number for the annual period represents net income allocable to Brilliant Earth Group, Inc. only for the period from September 23 to December 31, 2021.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other expense, net for the year ended December 31, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value. Additionally, these expenses for all periods presented include losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income.
(5)These expenses are those that we did not incur in the normal course of business. They include expenses related to professional fees in connection with the evaluation and preparation for operations as a public company, a charitable donation, and one-time costs associated with the opening of a new operations facility.
(6)Diluted weighted average shares of common stock for the annual period is derived from the historical diluted weighted average shares of common stock for the period of September 23 to December 31, 2021 assuming such shares were outstanding for the entirety of the annual period.